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                                                                  EXHIBIT 10.4.1

                    TERMINATION OF SHAREHOLDERS' AGREEMENT OF

                          HANOVER CAPITAL PARTNERS LTD.


     This Termination, dated as of June 20, 2000, is entered into by and among Hanover Capital Partners, Ltd., ("Partners"), Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Company"), John A. Burchett ("Burchett"), Joyce S. Mizerak ("Mizerak"), George J. Ostendorf ("Ostendorf") and Irma N. Tavares ("Tavares"). Burchett, Mizerak, Ostendorf and Tavares are collectively referred to as the "Initial Shareholders".

                                    RECITALS

     Hanover Capital Partners Ltd. and the Initial Shareholders entered into an Agreement of Shareholders, dated as of May 26, 1992 (the "Original Agreement"), which they amended and restated.

     In connection with the formation of the Company and the Amended and Restated Agreement of Limited Partnership of Hanover Capital Mortgage Holdings, L.P., the Hanover Capital Mortgage Holdings, L.P. and the Initial Shareholders entered into the Shareholders' Agreement of Hanover Capital Partners Ltd. dated as of September 19, 1997 (the "Shareholders' Agreement").


     The parties hereto desire to remove all such restrictions on transfers and to terminate all of the provisions of the Shareholders' Agreement.

                                    AGREEMENT

     1. Definitions. For purposes of this Agreement, all capitalized terms not defined herein shall have the meanings described in the Shareholders' Agreement.

     2. Termination of Agreement. The Shareholders' Agreement is hereby terminated, and shall have no further force or effect.

     3. Removal of Legend. The undersigned acknowledge and consent to the removal of the legend on the stock certificate required by Section 15 of the Shareholders' Agreement evidencing the Shares referring to the restrictions contained in the Stockholders' Agreement.

     4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the

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same instrument, and all signatures need not appear on any one counterpart.
The Company agrees that a copy of this Agreement shall be kept at the principal office of the Company for inspection by the Initial Shareholders. Any Initial Shareholder shall have the right to inspect said copy of this Agreement and the books and records of the Company at reasonable times after reasonable notice.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

"COMPANY"                                 "PARTNERSHIP"

HANOVER MORTGAGE HOLDINGS, INC.           HANOVER CAPITAL PARTNERS, LTD.

                                          By:   Hanover Capital Mortgage
                                                Holdings, Inc., General Partner


By:                                       By:
   ------------------------------            -----------------------------------
Name:                                     Name:
Title:                                    Title:


"BURCHETT"                                "MIZERAK"



----------------------------------        --------------------------------------
John A. Burchett                          Joyce S. Mizerak

"OSTENDORF"                               "TAVARES"



----------------------------------        --------------------------------------
George J. Ostendorf                       Irma N. Tavares


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